Exhibit 10.1

This note has not been registered under the Securities Act of 1933, As amended, or under any state securities law.  It may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such act and any applicable state securities laws or an opinion of counsel satisfactory to the maker that such registration is not required.

PROMISSORY NOTE

$ 5,100,000	New York, New York
September 30, 2009

FOR VALUE RECEIVED, the undersigned, Lapolla Industries, Inc., a Delaware corporation, currently having its principal place of business located at Intercontinental Business Park, 15402 Vantage Parkway East, Suite 322, Houston, Texas 77032 (the “Maker”), promises to pay to Richard J. Kurtz an individual currently residing at Nine Duck Pond Road, Alpine, New Jersey 07632 (the “Holder”), the principal sum of Five Million One Hundred Thousand ($5,100,000) and 00/100 Dollars, bearing interest thereon, at the rate of seven percent (7%) per annum together with any costs, expenses and attorney fee’s incurred for the collection of this note before and after maturity, by acceleration or otherwise, principal to be paid on December 31, 2011 (the “Maturity Date”) when the entire amount outstanding hereunder shall be due and payable in full; provided, however, that if the Maker subsequent to the date hereof, but prior to the Maturity Date, shall have successfully completed a private debt or equity financing yielding gross proceeds to the Maker of not less than Twelve Million 00/100 Dollars ($12,000,000) (hereinafter, the “Financing”) then the unpaid principal balance of this note shall immediately become due and payable concurrently with the closing of the Financing.

No delay or omission by the Holder in exercising any right hereunder, nor failure by the Holder to insist upon the strict performance of any terms herein, shall operate as a waiver of such right, any other right hereunder, or any terms herein.  No waiver of any right shall be effective unless in writing and signed by the Holder, nor shall a waiver on one occasion be constituted as a bar to, or waiver of, any such right on any future occasion.

The rights and obligations under this note shall be construed in accordance with the laws of the State of New York.

Maker waives the right of presentment, demand for payment, notice of dishonor, notice of protest, protest and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this instrument.

Maker:

Lapolla Industries, Inc.
A Delaware Corporation

By: /s/ Michael T. Adams, EVP
Name: Michael T. Adams
Title: Executive Vice President